EXHIBIT 99(c)

SIGNATURES

Pursuant to the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of York, Commonwealth of Pennsylvania on July 23, 2004.

CODORUS VALLEY BANCORP, INC.

By:

/s/ Larry J. Miller

Larry J. Miller, President and Chief

  Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Capacity

Date

/s/ George A. Trout, D.D.S.

Chairman of the Board

July 23, 2004

George A. Trout, D.D.S

 and Director

/s/ Larry J. Miller

President and Chief

July 23, 2004

Larry J. Miller

 Executive Officer and

(Principal Executive Officer)

 Director

/s/ Jann Allen Weaver

Chief Financial and

July 23, 2004

Jann Allen Weaver

 Accounting Officer

(Principal Financial and Accounting Officer)

/s/ D. Reed Anderson

Director

July 23, 2004

D. Reed Anderson, Esquire

/s/ M. Carol Druck

Director

July 23, 2004

M. Carol Druck

/s/ MacGregor S. Jones

Director

July 23, 2004

MacGregor S. Jones

/s/ Rodney L. Krebs

Director

July 23, 2004

Rodney L. Krebs

/s/ Dallas L. Smith

Director

July 23, 2004

Dallas L. Smith

/s/ Donald H. Warner

Director

July 23, 2004

Donald H. Warner

/s/ Michael L. Waugh

Director

July 23, 2004

Michael L. Waugh